EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Alloy, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the following Registration Statements on Forms S-8 (Nos. 333-109788, 333-106382, 333-90681, 333-48372 and 333-144066) and on Forms S-3 (Nos. 333-134570, 333-144055 and 333-109786) of our reports dated April 13, 2009, relating to the consolidated financial statements, the effectiveness of Alloy, Inc.’s internal control over financial reporting, and schedule of Alloy, Inc., which appear in this Form 10-K.

/s/ BDO Seidman, LLP

New York, New York

April 14, 2009